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EXHIBIT 10.01

                            AGREEMENT

     This agreement, dated as of 20th day of November, 1996, by and between Mountaineer Gas Transmission, Inc., located at 8283 North Hayden Rd., Ste. 140, Scottsdale, Arizona 85258, acting by and through its duly authorized officer ("MGT"), and Wasatch Pharmaceutical, Inc., located at 714 E. 7200 S. Midvale, Utah 84047, acting by and through its duly authorized officers ("Wasatch").

     WHEREAS, MGT, is the working interest owner of fifty (50) wells in West Virginia, as set forth on Schedule "A" attached hereto, and

     WHEREAS, Wasatch is desirous of obtaining an option to acquire additional percentages of working interest in those wells listed on Schedule "A", and

     WHEREAS, MGT is will to transfer and/or assign a twenty-five (25%) percent working interest in those wells on Schedule "A", and

     WHEREAS, MGT, is or will be, the Operator on the scheduled wells.

     NOW THEREFORE, in consideration of the promises, considerations and covenants contained herein, the receipt and sufficiency of such is hereby acknowledged, the parties agree, as follows:

     1. That MGT does hereby transfer and/or assign to Wasatch a twenty five (25%) percent working interest in those wells set forth on Schedule "A" attached hereto and made a part hereof as though set forth verbatim herein.

     2. That MGT will be the operator on such wells pursuant to a usual and customary operating agreement at prevailing monthly rates, in the vicinity and counties of the scheduled wells.

     3. Wasatch as consideration for the conveyance of the working interest as set forth in Paragraph 1, agrees to transfer to MGT $5,000,000.00 (Five Million Dollars) of duly issued and outstanding common stock (restricted by legend S.E.C. Rule 144, "shelf registration" pending) of Wasatch. The number of common shares shall be determined by the closing bid price as set forth in the "Pink Sheets" or NASDAQ Bulletin Board as of the close of business November 22, 1996, divided into $5,000,000.00; i.e., $1.00 closing price would cause the transfer of 5,000,000 shares of Wasatch. Said stock shall be duly registered on the Stock Transfer Records of the Corporation and notice of such transfer shall be transmitted to the Corporation's stock transfer agent.

     4. MGT will have the sole responsibility and expense of plugging and abandoning any wells required by the regulatory authorities having jurisdiction over the scheduled wells.

     5. MGT will give written notice to Wasatch of any recompletion activities on the scheduled wells and Wasatch shall have the option of increasing its working interest, up to an additional fifty (50%) working interest, on the terms and conditions as set forth in the written notice (including an Authorization for Expense). Wasatch shall be deemed to have waived its option, if it does not respond to the written notice within fifteen
(15) business days of the date of such written notice, or shall give written notice of its acceptance on the terms and conditions set forth in the written notice with fifteen (15) days of the date of such written notice.

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     6.  Parties agree that MGT shall not divest itself of at least twenty five (25%) percent working interest in the scheduled wells, unless and until, it has given written notice to Wasatch of its intent to do so.

     7. Wasatch and MGT agree at the request of the other party to provide corporate resolutions to implement the agreements contained herein.

     8. That any disputes that may arise as a result of the covenants contained herein shall be submitted to the appropriate United States District Court for the State of Utah.

     9. That an executed facsimile transmission by either of the parties shall be effective to bind that party, provided, that the executed originals are sent by overnight courier no later than the day following the transmission by facsimile.

EXECUTED THIS 20th day of November 1996.

MOUNTAINEER GAS TRANSMISSION, INC.

By: /S/ Marvin Lewis, President

WASATCH PHARMACEUTICAL, INC.

By: /S/ Gary V. Heesch, President
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                           EXHIBIT "A"

     WELL NAME                  API NO.
     ---------                  -------
1.   Baker #2                   47-073-1830
2.   Ball #1A                   47-073-1873
4.   Blouir #1                  47-073-1819
5.   Blouir #2                  47-073-1941
6.   Bumgardner #1              47-073-1755
7.   Bumgardner #3              47-073-1949
8.   Byers #1                   47-085-5928
10.  Chichester #1X             47-107-0604
12.  Cokeley #2                 47-073-1824
13.  Cokeley #3                 47-073-1829
14.  Cokeley #4                 47-073-1881
15.  Corbitt #2                 47-073-1807
16.  Corbitt #3                 47-073-1795
17.  Corbitt #4                 47-073-1796
18.  Corbitt #6                 47-073-1794
19.  Corbitt #7                 47-073-1801
20.  D. Wingrove                47-107-1141
21.  Elliott #2                 47-073-1820
22.  Elliott #3                 47-073-1846
23.  Fauss #1                   47-107-1133
24.  Fauss #2                   47-107-1134
25.  Fell Heirs #1              47-073-1095
27.  F. Smith #1                47-073-1841
28.  Green #1                   47-073-1725
29.  Green #5                   47-073-1833
30.  Higgins #1                 47-073-1754
31.  Jackson #10                47-085-6569
32.  Jackson #13                47-085-6560
33.  Jackson #1X                47-107-0664
34.  Jackson #20                47-085-5868
35.  Jackson #3                 47-085-6248
36.  Jackson #4                 47-085-5642
37.  Jackson #6                 47-085-6346
38.  Jackson #7                 47-085-6545
40.  J. Fulmer #1               47-073-1784
41.  J. Fulmer #2               47-073-1828
42.  J. Rolston #1              47-073-1782
43.  Lambert #1                 47-085-6636
44.  Mees #1                    47-073-1435
45.  Mees #2                    47-073-2010
46.  Morlan #1                  47-107-1132
47.  M. Wingrove #1             47-107-1140
48.  Rogers #1                  47-073-1785
49.  Sharp #7                   47-107-1131
50.  Westbrook #1               47-073-1785
51.  Westbrook #2               47-073-1811
52.  Willingham #1              47-073-1919
53.  Nay #1                     47-085-5858
54.  Matheney #2                47-073-1638
55.  Scadden #1                 47-085-6648